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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 28, 1995, except for the last paragraph of Note 2, as to which the date is March 1, 1995, in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-61591) and related Prospectus of Poe & Brown, Inc. for the registration of 1,638,750 shares of its common stock.


     We also consent to the incorporation by reference therein of our report with respect to the financial statement schedule of Poe & Brown, Inc. for the years ended December 31, 1994, 1993 and 1992 included in the Annual Report (Form 10-K) for 1994 filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

Tampa, Florida

August 10, 1995